SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

FAIRMOUNT BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Maryland	000-53996	27-1783911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8216 Philadelphia Road, Baltimore, MD 21237

(Address of Principal Executive Offices)

(410) 866-4500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 11, 2011, Fairmount Bancorp, Inc. (“Fairmount”) and Fullerton Federal Savings Association (“Fullerton Federal”) entered into an Agreement and Plan of Merger Conversion (the “Agreement”) providing for the acquisition of Fullerton Federal by Fairmount in a conversion merger transaction. Consummation of the transaction, which was approved by the boards of directors of Fairmount and Fullerton Federal, was subject to normal regulatory approvals and the approval of Fullerton Federal’s members, all of which were received The Agreement and the related Plan of Conversion Merger, as subsequently amended, are Exhibits 2.1 and 2.2, respectively, to this Report and are incorporated herein by reference.

On October 12, 2011, Fairmount completed its acquisition of Fullerton Federal, which converted to the stock form of organization and merged with and into Fairmount Bank, Fairmount’s wholly owned federal stock savings association subsidiary and the resulting institution in the conversion merger transaction.

In connection with the stock conversion and merger, Fairmount issued and sold 56,276 shares of common stock to Fullerton members in a subscription offering and to members of the general public in a community offering. Gross offering proceeds were $793,500. Additional information and details of the conversion merger and stock offering were disclosed in the press release dated October 13, 2011, incorporated herein by reference to Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 2.1 – Agreement and Plan of Conversion Merger, dated as of May 11, 2011, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2011.

Exhibit 2.2 – Plan of Conversion Merger of Fullerton Federal Savings Association, as amended, incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K/A filed June 22, 2011.

Exhibit 99.1 – Press release dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FAIRMOUNT BANCORP, INC.

DATE: October 13, 2011	By:	/s/ Joseph M. Solomon
Joseph M. Solomon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Conversion Merger, dated as of May 11, 2011, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 1, 2011.

2.2	Plan of Conversion Merger of Fullerton Federal Savings Association, as amended, incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K/A filed June 22, 2011.

99.1	Press release dated October 13, 2011.